UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
to be held October 15, 2013
To the Share Owners of Kimball International, Inc.:
The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 15, 2013, at 9:30 A.M., Eastern Daylight Time (EDT), for the following purposes:

1.	To elect seven Directors of your Company.

2.	To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2014.

3.	To approve the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan.

4.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on August 12, 2013, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect six Directors, to consider and vote upon the ratification of the Company’s independent registered public accounting firm, to consider and vote upon the approval of the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan, and to vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one Director.
In accordance with the e-proxy rules adopted by the Securities and Exchange Commission that permit companies to furnish proxy materials to their Share Owners primarily via the Internet, on or about September 4, 2013, the Company mailed many of its Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”). On or about the same date, the Company mailed a printed copy of its 2013 Annual Report to Share Owners, proxy statement and a proxy card to its other Share Owners. On the mailing date of the Notice, all Share Owners of record and street name holders will have the ability to access all of the Company’s proxy materials, including the 2013 Annual Report to Share Owners and the proxy statement, via the Internet at www.proxyvote.com.
If you have received a printed set of proxy materials, a proxy, being solicited on behalf of the Board of Directors, has been enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive one Notice, or if you have received a printed set of proxy materials, you will receive Class A and Class B proxy cards in a consolidated mailing.
By Order of the Board of Directors
John H. Kahle, Secretary
September 4, 2013
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU
RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE
BY SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD.
THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO
VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:
A. PRESENTATION OF A PHOTO IDENTIFICATION, AND
B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 12, 2013 MUST BE PRESENTED.

DIRECTIONS TO THE ANNUAL MEETING OF SHARE OWNERS:
From Evansville, Indiana (via I-64 East):
Take exit 57 (US-231).
Go North on US-231 approximately 15 miles.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Louisville, Kentucky (via I-64 West):
Take exit 63 (Highway 162).
Go North on Highway 162 approximately 12 miles.
At the intersection of Highway 162 and 3rd Avenue, proceed North on 3rd Avenue for 3 miles.
3rd Avenue becomes 3rd Street. Continue for 2 blocks.
Turn right onto Newton Street, which becomes US-231 Northbound.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Indianapolis, Indiana (via Hwy 37 South):
Take Highway 37 South to Bedford.
In Bedford take US Highway 50 West to Loogootee approximately 30 miles.
In Loogootee take US 231 South to Jasper approximately 20 miles.
US 231 in Jasper is also called Newton Street.
Going Southbound on Newton Street, turn left onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 15, 2013

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being provided to the Share Owners of KIMBALL INTERNATIONAL, INC. ("we," "us," "our" or the "Company") on or about September 4, 2013, and are furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 15, 2013, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

This year, we are again pleased to be furnishing our proxy materials to our Share Owners via the Internet under the e-proxy rules adopted by the Securities and Exchange Commission ("SEC"). As a result, on or about September 4, 2013, we mailed to many of our Share Owners a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this Proxy Statement and our 2013 Annual Report to Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2013 (our "2013 Annual Report"). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those Share Owners can request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2013 Annual Report and a proxy card. All Share Owners who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials.

This Proxy Statement, the form of the proxy card and voting instructions are being made available to Share Owners on or about September 4, 2013, at www.proxyvote.com. Our 2013 Annual Report is being made available at the same time and by the same method. The 2013 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

The SEC's rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any Share Owners at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by Directors, Officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

VOTING INFORMATION

Only Share Owners of record at the close of business on August 12, 2013, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 8,154,429 shares of Class A Common Stock and 29,925,509 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of six Directors, the ratification of the Company's independent registered public accounting firm, approval of the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the "Amended and Restated 2003 Plan"), and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director.

The presence of a quorum requires that a majority of outstanding shares of each class of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions and "broker non-votes" will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Under current regulations, banks and brokers are not permitted to vote uninstructed shares on certain items (for example, in the election of Directors) on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors (Proposal 1 in this Proxy Statement) or approval of the Amended and Restated 2003 Plan (Proposal 3 in this Proxy Statement), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 2 in this Proxy Statement).

If you are a Share Owner of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted "FOR" the election of each of the named nominees to the Board of Directors, "FOR" the ratification of the appointment of the Company's independent registered public accounting firm, and "FOR" the approval of the Amended and Restated 2003 Plan. Shares held by participants in the Company's retirement plan will be voted in accordance with the participant's direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of Directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares, and will not be affected by broker non-votes. The appointment of the Company's independent registered public accounting firm will be ratified and approved if more shares of Class A Common Stock are voted "FOR" the proposal than "AGAINST". Neither abstentions nor broker non-votes will affect the outcome of this proposal. The Amended and Restated 2003 Plan will be approved if the number of shares of Class A Common Stock voted “FOR” the proposal represents a majority of the total Class A shares cast on the proposal. Broker non-votes will have no effect on this proposal, but abstentions will have the same effect as a vote “AGAINST” this proposal.

If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Instructions explaining how to vote by telephone or the Internet are provided on the Notice and the proxy card. These documents include a control number to verify a Share Owner's identity, allowing the Share Owner to access online proxy materials, vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the Notice or proxy form you receive from your bank or broker.

 At our 2011 Annual Meeting, a majority of our Share Owners voted in favor of holding future advisory votes on executive compensation every three years. After the 2011 Annual Meeting, and taking into account the preference of our Share Owners, the Board of Directors determined that the Company would hold a non-binding, advisory vote on our executive compensation every three years, with the next such vote being held in 2014.

The Board of Directors knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

Proposals which are desired to be presented at the 2014 Annual Meeting by Share Owners and included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 7, 2014. Such proposals, however, must meet certain requirements under the regulations of the SEC to be included in the Company's Proxy Statement. A Share Owner wishing to bring a proposal before the 2014 Annual Meeting of Share Owners (but not include the proposal in the Company's Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office no earlier than June 27, 2014, and no later than July 17, 2014. The written notice must also meet additional requirements as stated in the Company's By-Laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Share Owners may communicate with a member of the Board of Directors by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549. The Secretary has the discretion to forward the correspondence to the Director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any Director who wishes to review them.

SHARE OWNERSHIP INFORMATION

Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for all executive officers and Directors as a group, after elimination of such duplication, is 2,526,284 shares of Class A Common Stock (29.7% of the outstanding) and 968,023 shares of Class B Common Stock (3.2% of the outstanding), as of the date noted below.

Set forth in the following table are the beneficial holdings, as of August 5, 2013, of the Company's Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person known to your Company who may be deemed to beneficially own more than 5% of either class of your Company's outstanding shares; (ii) each Director; (iii) each "Named Executive Officer" (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all Directors and executive officers as a group:

		Shares Beneficially Owned(a)(b)
Name		Sole Voting and Investment Power		Shared Voting and Investment Power	Percent of Class
Holders of more than 5% of the Outstanding Shares of Either Class
Douglas A. Habig	Class A	976,340		360,762	16.4%
1600 Royal Street	Class B	121,062		194,421	1.1%
Jasper, Indiana 47549
John B. Habig	Class A	432,709		356,546	9.7%
1500 Main Street	Class B	604,909		166,787	2.6%
Jasper, Indiana 47546
Barbara J. Habig	Class A	419,598		295,527	8.8%
2815 Ocean Mist Dr	Class B	189,993		None	(d)
Fernandina, Florida 32034-2295
James C. Thyen	Class A	484,659	(c)	461,552	11.3%
1600 Royal Street	Class B	99,913		75,064	(d)
Jasper, Indiana 47549

		Shares Beneficially Owned(a)(b)
Name		Sole Voting and Investment Power		Shared Voting and Investment Power	Percent of Class
Dimensional Fund Advisors LP (e)	Class A	None		None	None
Palisades West, Building One	Class B	2,388,348		None	8.0%
6300 Bee Cave Road
Austin, Texas 78746
Donald Smith & Co., Inc. (f)	Class A	None		None	None
152 West 57th Street	Class B	1,627,870		None	5.4%
New York, NY 10019
BlackRock, Inc. (g)	Class A	None		None	None
40 East 52nd Street	Class B	1,933,851		None	6.5%
New York, NY 10022
Directors (not listed above) and Named Executive Officers:
Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	18,063		None	(d)
Christine M. Vujovich	Class A	None		None	None
	Class B	25,547		None	(d)
Geoffrey L. Stringer	Class A	None		None	None
	Class B	37,432		None	(d)
Thomas J. Tischhauser	Class A	None		None	None
	Class B	37,570		None	(d)
Donald D. Charron	Class A	105,954	(c)	None	1.3%
	Class B	80,614		None	(d)
Robert F. Schneider	Class A	32,320	(c)	None	(d)
	Class B	106,212		None	(d)
John H. Kahle	Class A	32,120	(c)	4,216	(d)
	Class B	72,470		27,634	(d)
Gary W. Schwartz	Class A	31,920	(c)	None	(d)
	Class B	82,525		None	(d)
All executive officers and Directors	Class A	1,708,186	(c)	818,098	29.7%
as a Group (12 persons)	Class B	726,172		241,851	3.2%
_____________

(a)
Based upon information obtained from the executive officers, Directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis. On August 5, 2013, there were outstanding 8,160,423 shares of Class A Common Stock and 29,919,515 shares of Class B Common Stock.

(b)
The “Sole Voting and Investment Power” column includes shares owned by the spouses living in the households of the individuals listed. The “Shared Voting and Investment Power” column includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)
Class A shares include performance shares which are receivable as of August 5, 2013, as follows: James C. Thyen — 186,445 Class A shares; Donald D. Charron — 40,395 Class A shares; Robert F. Schneider — 32,320 Class A shares; John H. Kahle — 32,120 Class A shares; Gary W. Schwartz — 31,920 Class A shares; and all executive officers and Directors, as a group — 353,400 Class A shares. These share amounts have not been reduced by the following shares withheld to satisfy tax withholding obligations upon their vesting on August 14, 2013: Mr. Thyen — 76,284 Class A shares; Mr. Charron — 12,826 Class A shares; Mr. Schneider — 10,263 Class A shares; Mr. Kahle — 10,199 Class A shares; and Mr. Schwartz — 10,136 Class A shares. The percentage of Class A shares owned by each person, or group, is determined by including in the number of Class A shares outstanding, those performance shares issuable to such person or group as of August 5, 2013.

(d)	Totals are under one percent of the outstanding class of stock.

(e)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 11, 2013, indicating beneficial ownership as of December 31, 2012, as updated by the Schedule 13F filed by such Share Owner with the SEC on May 14, 2013, indicating beneficial ownership as of March 31, 2013. The Share Owner is an investment adviser and has the sole power to vote or direct the vote of 2,349,386 shares and the sole power to dispose or direct the disposition of 2,388,348 shares.

(f)
This information is derived from the Schedule 13G filed by such Share Owner with the SEC on February 13, 2013, indicating beneficial ownership as of December 31, 2012, as updated by the Schedule 13F filed by such Share Owner with the SEC on May 13, 2013, indicating beneficial ownership as of March 31, 2013. The Share Owner is an investment adviser and has the sole power to vote or direct the vote of 1,559,887 shares and the sole power to dispose or direct the disposition of 1,627,870 shares.

(g)
This information is derived from the Schedule 13G filed by such Share Owner with the SEC on January 30, 2013, indicating beneficial ownership as of December 31, 2012, as updated by Schedule 13F forms filed with the SEC on April 18, 2013 by such Share Owner and its affiliates, indicating beneficial ownership as of March 31, 2013. BlackRock, Inc. is a parent holding company or control person and has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,933,851 shares. BlackRock, Inc. reported that the following of its subsidiaries acquired the shares: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A.

ELECTION OF DIRECTORS

At the Annual Meeting, seven Directors, constituting the full Board of Directors ("the Board"), are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company's Class A Common Stock are entitled to elect six Directors, and holders of shares of the Company's Class B Common Stock are entitled to elect one Director. Each nominee is currently serving as a Director of the Company. Each nominee has consented to continue to serve as a Director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that any such nominee will be unable to serve.

Director Qualifications

The rapidly changing business conditions and markets in which the Company operates require a high-performance and committed Board. It is necessary that individual Board members possess a broad variety of experience, qualifications, attributes, and skills. These include personal integrity, commitment to the Company's Vision and Guiding Principles, practical judgment, broad complementary education, experience and expertise in various areas such as sales and marketing, international operations, finance and accounting, education, government, manufacturing, compensation systems, human resources, environmental regulation, financial markets, and leadership. Unique individual qualifications and skills of our nominees that led our Board to the conclusion that each should serve as a Director are further described below. The nominees are:

Nominees for Election As Directors
By Holders of Class A Common Stock

Name	Information(a)	Director Since
Douglas A. Habig	Chairman of the Board of your Company; age 66; Mr. Habig's tenure and experience as a long-serving Board member, Executive and former Chief Executive Officer give him unique insight into the culture and operations of the Company.	1973
James C. Thyen	President and Chief Executive Officer of your Company; also Director of FM Global; age 69; Mr. Thyen's tenure and experience with the Company as a Board member, Executive and former Chief Financial Officer provide a wealth of knowledge regarding the markets, finances, operations, and strategic direction of the Company.	1982
Christine M. Vujovich	Retired; Former Vice President, Marketing and Environmental Policy, Cummins, Inc.; age 61; Ms. Vujovich's experience with international and domestic manufacturing and sales operations in a major manufacturing company provides valuable knowledge of marketing and manufacturing systems. Her environmental policy background provides expertise regarding governmental regulation.	1994
Geoffrey L. Stringer	Retired; Former Executive Vice President, Bank One Corporation and Chief Executive Officer, Bank One Capital Corporation; age 70; Mr. Stringer's lifelong career experience as a banker provides a significant breadth and depth of experience in general economics, capital markets, and financing.	2003

Name	Information(a)	Director Since
Thomas J. Tischhauser	Executive Consultant, Leadership Development; Former Corporate Vice President, Continental Automotive and Motorola, Inc.; age 55; Mr. Tischhauser's broad experience in the electronics and consulting industries provides unique insight into the electronics markets from a global perspective.	2008
Donald D. Charron	Executive Vice President of your Company, President-Kimball Electronics Group; age 49; Mr. Charron has led the Electronics segment since joining your Company in 1999. Mr. Charron's extensive contract electronics industry experience prior to joining your Company, as well as his intimate knowledge of Kimball Electronics operations provides valuable operational, strategic, and global market insights.	2013

Nominee for Election As Director
By Holders of Class B Common Stock

Name	Information(a)	Director Since
Dr. Jack R. Wentworth	Retired; Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University; former Dean of the Kelley School of Business, Indiana University; age 85; Dr. Wentworth's career in academia and tenure on the Board provides a wealth of knowledge in business administration, organizational theory and company culture to the Board's deliberations.	1984
_____________

(a)
Includes information each Director has given us about his or her age, positions held, principal occupation, and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a Director.

Director Harry W. (Hank) Bowman passed away on June 11, 2013, having served as a member of the Board of Directors for the past 13 years.  His leadership, wit, good humor, and common sense will be sorely missed.

The Board of Directors recommends a vote “FOR” the election of each of the Director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The Board consists of a majority of "independent directors," as defined by the listing standards of The NASDAQ Stock Market LLC ("Nasdaq") and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent directors nominated for election are Ms. Vujovich and Messrs. Stringer, Tischhauser, and Wentworth. Mr. Bowman was also determined to be an independent director until his death on June 11, 2013. The independent directors meet in regularly scheduled executive sessions and at other times as they deem appropriate.

In determining Mr. Stringer's independence, the Board considered that Mr. Stringer is a small holder (0.6%) of the common stock of XStream Systems (XStream), a former customer of Kimball Electronics. Mr. Stringer also holds options to purchase some shares of common stock of XStream. The Company currently holds a $2.6 million unpaid judgment against XStream for collection of debts payable to the Company which were past due. XStream filed a chapter 11 bankruptcy petition on April 8, 2011, and all of its tangible and intangible personal property was sold in August 2011. XStream's bankruptcy case remains pending. However, it is not anticipated that XStream will have any assets remaining with which to satisfy its obligations to the Company.

During fiscal year 2013, the Board met four times and each Director then in office attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which such Director served during his or her tenure, except for Mr. Bowman who was able to attend only two Board meetings due to illness that ultimately led to his untimely passing. The Company expects its Directors to attend all Board meetings, as well as the Annual Meeting of Share Owners. All Directors attended the last Annual Meeting of Share Owners held on October 16, 2012. Your Board currently has three standing committees: the Audit Committee, the Strategic Planning Committee, and the Compensation and Governance Committee.

Currently, the Audit Committee consists of three members of the Board: Geoffrey L. Stringer (Chairperson), Christine M. Vujovich, and Thomas J. Tischhauser. Mr. Bowman had served as an independent member of the Audit Committee until his death. Ms. Vujovich was appointed to replace Mr. Bowman. The Audit Committee met nine times during fiscal year 2013. The Audit Committee operates under, and has the responsibilities set forth in, a written charter, which has been approved by the Board and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on the Company's website at www.ir.kimball.com. The Board has determined that Mr. Stringer is an "Audit Committee financial expert" as defined by the rules of the SEC. None of the Audit Committee members, including the Audit Committee financial expert, are salaried employees of the Company and, in the opinion of the Board, all meet the Nasdaq and SEC requirements with respect to independence and accounting experience.

The Strategic Planning Committee consists of the following members: Douglas A. Habig (Chairperson), James C. Thyen, Christine M. Vujovich, and Geoffrey L. Stringer. Mr. Bowman was also a member of the Strategic Planning Committee until his death. Except for Messrs. Habig and Thyen, each of the members of the Strategic Planning Committee is "independent" as such term is defined in the listing standards of Nasdaq and by SEC rules. The responsibilities of the committee are the timely and thorough review and evaluation of various strategies of the Company as may be presented from time to time, with the goal of making appropriate recommendations regarding such strategies to the full Board for consideration and/or adoption by the Board as it determines to be in the best interests of the Company's Share Owners. The Strategic Planning Committee did not meet during fiscal year 2013 because all major strategic matters were considered by the full Board during fiscal year 2013.

The current members of the Compensation and Governance Committee are: Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth, and Geoffrey L. Stringer. Each of the members of the Compensation and Governance Committee is "independent" as such term for compensation committee members is defined in the listing standards of Nasdaq, each is a "non-employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each is an "Outside Director" as defined by the regulations under Section 162(m) of the Internal Revenue Code. The committee's responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, reviewing and approving the compensation of all other executive officers in consultation with the Chief Executive Officer, approving awards under stock incentive plans, reviewing and approving the Company's contribution to its defined contribution retirement plan, and approving targets, certification of target achievement, and authorization of payments under the Company's Profit Sharing Incentive Bonus Plan (the "Incentive Bonus Plan"). See "Compensation Discussion and Analysis - Compensation Process" for a description of the role of executive officers and compensation consultants in setting compensation for executive officers. The Compensation and Governance Committee's responsibilities also include advising the Board in matters of corporate governance, identification of individuals qualified to be Board members, Board member evaluations, orientation, and succession planning. The Compensation and Governance Committee met five times during fiscal year 2013. A copy of the Compensation and Governance Committee's charter is available on the Company's website at www.ir.kimball.com.

The Compensation and Governance Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will be evaluated on the basis of established Board member criteria, including, but not limited to: personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company's Vision and Guiding Principles, and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand the Company's history, markets and business operations. Although it does not have a policy regarding diversity, the Compensation and Governance Committee does consider diversity of gender, race, national origin, education, and professional experience, which would enable a nominee to bring a varied set of skills and backgrounds to bear on the complicated issues which come before the Board.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a Director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a Director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company's By-laws and further explained in this Proxy Statement under "Share Owner Proposals." The Compensation and Governance Committee has retained a professional recruiting firm to search for a qualified replacement for Mr. Bowman.

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board approaches the Company’s risk management process in an intelligent manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:

•	Value Preservation — recognizing and mitigating as much as possible the risk of potential for loss or harm to any element of our business.

•	Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
The Board has identified distinct risk categories, recognizing there is overlap of risks within each, and assigned oversight responsibilities as follows:

Risk	Oversight
Financial and Operating	Board
Strategic Planning	Board
Reporting and Compliance	Audit Committee
Governance and Independence	Compensation and Governance Committee
Compensation	Compensation and Governance Committee

 The Board regularly reviews information regarding the Company's financial position, operating results, and strategic plans, as well as risks associated with each. While the Audit Committee and the Compensation and Governance Committee are each responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer because the Board believes this provides an efficient and effective leadership model for the Company. Separating the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Separation of these roles strengthens corporate governance which in turn strengthens risk management and thus leads to better corporate performance. A critical role of the Board is to supervise the Chief Executive Officer. Effective supervision cannot happen if the Board is controlled by the very person it is supposed to supervise. Because of the separation of the Chairman of the Board and Chief Executive Officer positions, the Board has determined it is not necessary, nor would it lead to more effective corporate governance, to appoint a lead Director.

Compensation and Governance Committee Interlocks and Insider Participation

The members of the Compensation and Governance Committee during fiscal year 2013 were Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth and Geoffrey L. Stringer. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2013 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Company Directors, executive officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2013.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each Director and executive officer is obligated to complete a Director and Executive Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company's compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee, if in the best interests of our Share Owners to do so. None of the Audit Committee, the Compensation and Governance Committee, nor the Board has formal written policies regarding its review and approval of these types of transactions.

As approved by the Compensation and Governance Committee, Kurt A. Vonderheide, son-in-law of James C. Thyen, is employed by the travel services group of the Company as Director of Corporate Travel & Guest Relations. In this position, he receives compensation in excess of $120,000. He does not serve in a direct reporting relationship to Mr. Thyen.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning executive compensation that appears in the tables below. Our goal is to provide our current and potential Share Owners and the investing public with a better understanding of your Company's executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including the NEOs.

The Compensation and Governance Committee (the "Committee") of our Board plays a key role in designing and administering your Company's executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows this Compensation Discussion and Analysis.

Advisory Vote on Executive Compensation
At our 2011 Annual Meeting, non-binding advisory Share Owner votes were held to approve the compensation paid to our NEOs and to decide on the frequency of future advisory votes on executive compensation. A substantial majority of votes cast voted in favor of the executive compensation program described in the Company's 2011 proxy statement. As a result, the Committee and the Board continues to apply the same general principles in determining the amounts and types of executive compensation. Additionally, a majority of our Share Owners voted in favor of the non-binding, advisory vote on our executive compensation being held every three years. Taking into account the preference of our Share Owners, the Board determined that this frequency is appropriate and is consistent with our long-term approach to executive compensation. Accordingly, the next Share Owner advisory (non-binding) vote on executive compensation will be held at our 2014 Annual Meeting.

Compensation Philosophy

Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to create long-term Share Owner value by:

1.
Rewarding Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to achieve superior financial results.

2.
Aligning with Share Owners' Interest.  Your Company's objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3.
Retaining Executive Talent.  Your Company's objective is to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Components of Compensation

Your Company's compensation program is comprised of the following primary components: (i) annual cash compensation, which includes base salary and performance-based cash incentive compensation, and (ii) performance-based stock incentive compensation, each of which is described below. The Committee reviews the components of compensation on an individual executive and overall basis to achieve our goal of creating long-term Share Owner value.

Compensation Component	Purpose	Link to Compensation Philosophy
Annual base salary
To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance during the prior year, and leadership qualities.
Rewards performance. Retains executive talent.
Performance-based cash incentive compensation	Variable component used to incentivize, motivate and link compensation with the financial success of the Company.	Rewards performance. Aligns interests with Share Owners' interests. Retains executive talent.
Performance-based stock incentive compensation	To motivate executive officers and retain key employees by aligning their goals with those of our Share Owners.	Rewards performance. Aligns interests with Share Owners' interests. Retains executive talent.
Additional discretionary cash and/or stock compensation	To recognize individual achievement in special situations.	Rewards performance. Retains executive talent.

Realized Compensation
Actual compensation realized in fiscal year 2013 by the NEOs is shown in the table below. This table supplements the Summary Compensation Table that appears on page 23. The primary difference between this supplemental table and the Summary Compensation Table is the value reported for performance shares. The Summary Compensation Table reports a targeted figure for performance shares which is based on a potential value in the year that the award was granted. The potential value is not guaranteed and is estimated based on an assumed payout at a target (Tier 4) level of our Incentive Bonus Plan, using the share price as of the date granted, and therefore performance shares are shown at a value different from the value of the actual performance shares earned during fiscal year 2013. In contrast, this supplemental table includes the actual value of performance shares earned during fiscal year 2013, as calculated under the Incentive Bonus Plan using the share price as of the August 14, 2013 vesting date. All other components of compensation are valued the same as reported in the Summary Compensation Table, as explained in the footnotes to that table.

Realized Compensation Table

Name and Principal Position		Salary	Performance Shares (Earned and Vested Value)	Incentive Bonus Plan (Earned Value)	Unrestricted Shares (Vested Value)	All Other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)
James C. Thyen	2013	$927,932	$2,054,624	$324,776	$—	$60,767	$3,368,099
President, Chief Executive Officer	2012	$928,714	$375,465	$157,881	$—	$37,488	$1,499,548
	2011	$866,696	$166,237	$130,004	$—	$40,994	$1,203,931
Robert F. Schneider	2013	$454,500	$356,166	$181,800	$—	$26,687	$1,019,153
Executive Vice President, Chief Financial Officer	2012	$457,900	$59,031	$77,843	$6,400	$25,169	$626,343
	2011	$425,938	$25,907	$63,891	$18,400	$30,351	$564,487
Donald D. Charron	2013	$572,000	$445,153	$371,800	$—	$27,247	$1,416,200
Executive Vice President, President-Kimball Electronics Group	2012	$576,850	$74,232	$103,833	$9,600	$20,611	$785,126
	2011	$529,926	$42,060	$74,190	$29,440	$25,848	$701,464

John H. Kahle	2013	$383,400	$353,962	$153,360	$—	$25,774	$916,496
Executive Vice President, General Counsel, Secretary	2012	$388,400	$58,608	$66,028	$6,400	$16,785	$536,221
	2011	$359,340	$25,907	$53,901	$14,720	$17,475	$471,343
Gary W. Schwartz	2013	$309,100	$351,758	$123,640	$—	$29,412	$813,910
Executive Vice President, Chief Information Officer

Total Direct Compensation

The following chart illustrates the allocation of fiscal year 2013 compensation for each NEO between each of the major compensation components listed above.

The amounts in the above graph are consistent with the amounts presented in the Realized Compensation Table, as follows:

•
Performance-Based Stock is the actual value of performance shares earned during fiscal year 2013, based on the number of shares earned as calculated under the Incentive Bonus Plan and the closing price of the Company's Class B Common Stock on August 14, 2013. Included in this category are annual performance shares and long-term performance shares.

•	Performance-Based Cash is the actual amount of cash incentive compensation earned during fiscal year 2013, pursuant to the Company's Incentive Bonus Plan.

•	Non-Performance-Based Compensation consists of base salary received in fiscal year 2013.

In making executive compensation decisions, the Committee does not have a specific policy for allocating the amount of compensation among the compensation components, but seeks to target each NEO's total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

Fiscal Year 2013 Compensation Decisions

The annual compensation of the NEOs is based upon the process described below in the "Compensation Process" section of this Compensation Discussion and Analysis and consists of components as delineated in the "Components of Compensation" section. The Committee does not utilize any specific target or formula for the NEOs' total compensation.

The Committee took the following actions during fiscal year 2013 in regards to NEO compensation.

Date	Action Taken
August 2012
• Awarded annual performance share ("APS") and long-term performance share ("LTPS") opportunities for fiscal year 2013.

• Certified fiscal year 2012 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.

• Reviewed and approved compensation of NEOs.

August 2013
• Awarded APS and LTPS share opportunities for upcoming fiscal year
   2014.

• Certified fiscal year 2013 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.

• Reviewed and approved compensation of NEOs.

Annual Cash Compensation

1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted below in the "Compensation Process" section of this Compensation Discussion and Analysis. Decisions regarding salary increases or decreases take into account the executive's current salary and the amounts paid to the executive's peers within the Company. Base salaries of the President/Chief Executive Officer ("CEO") and Chairman of the Board ("Chairman") are reviewed as appropriate by the Committee, usually in August, and the Committee makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed as appropriate by the CEO, usually on an annual basis. Adjustments to the base salaries of our other executive officers are recommended by the CEO and approved by the Committee. Fiscal year 2013 base salaries were increased compared to fiscal year 2012 to reward NEOs for their performance and to maintain salaries at competitive levels. Annualized base salaries in effect as of the date of this Proxy Statement and the percentage change from annualized base salaries in effect as of the date of last year's proxy statement, for each of our NEOs were as follows:

Named Executive Officer	Annualized Base Salary	% Increase
James C. Thyen	$933,452	—%
Robert F. Schneider	479,700	6.0%
Donald D. Charron	603,200	5.9%
John H. Kahle	397,800	4.1%
Gary W. Schwartz	321,100	4.2%

2. Cash Incentive Compensation.  Executive officers (except Chairman Douglas A. Habig) and full-time salaried employees, except those covered under commission compensation programs, are eligible to participate in the Incentive Bonus Plan which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures profitability at three levels within the Company: (1) Worldwide for Company-wide performance ("Worldwide"); (2) at a Group level for certain combinations of Business Units ("Group"); and (3) at a Business Unit level for the performance of designated operations within the Company ("Business Unit").

The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant's salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company's profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8
1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%

For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for an appropriate period of time (currently 12 months) to encourage needed capital investments. Separate economic profit tiers are set for Worldwide, Group, and Business Unit plans. The Worldwide and Group economic profit tiers are set by the Committee after considering many factors, including comparisons to economic performance data gathered by the Company of numerous public companies. The economic profit tiers for the Worldwide, Group, and Business Unit levels are established so that performance attained between the tier 4 and tier 3 levels approximates the median economic profitability performance of these public companies. Achievement of a 100% cash incentive payout for NEOs is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of these public companies. The Committee must approve the economic profit tiers within 90 days after the commencement of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. Mr. Thyen did not benefit from certain non-operating adjustments made by the Committee during this 90-day time period for fiscal year 2013. While the Committee may make adjustments beyond the 90-day period, any such adjustments will not be applicable to the NEOs.

The NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100 percent of base salary. The Committee has set the target cash incentive for the NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting the Company's desired level of compensation at risk. During fiscal year 2013, Messrs. Thyen, Schneider, Kahle and Schwartz participated at the Worldwide level, while Mr. Charron participated at the Electronics Group level. For the past five years, cash incentive payouts averaged 18% for the Worldwide plan, and 25% for the Electronics Group plan.

A participant's total cash incentive under the Incentive Bonus Plan may not exceed $1,000,000 for any fiscal year.

At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee certifies the actual economic profit that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for the NEOs under the Incentive Bonus Plan. There were no decreases in fiscal year 2013.

Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in five installments over the succeeding fiscal year with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant's employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant's termination of employment is caused by retirement, death, disability, or certain other circumstances described in a participant's employment agreement, the participant (or beneficiary, in the event of the participant's death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company's fiscal year.

Based upon the fiscal year 2013 economic profit results, the NEOs will receive the following payouts under the Incentive Bonus Plan.

Named Executive Officer	Incentive Bonus Plan Payout (% of FY 2013 Base Salary)
James C. Thyen	35%
Robert F. Schneider	40%
Donald D. Charron	65%
John H. Kahle	40%
Gary W. Schwartz	40%

Stock Compensation

The Company's 2003 Stock Option and Incentive Plan (the "2003 Plan") permits a variety of stock incentive benefits consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The Committee granted performance shares during fiscal year 2013. The Committee's view is that performance shares represent one of the more effective forms of stock incentive compensation available under the 2003 Plan by tying compensation directly to the economic profitability of the Company.

1.  Performance Shares

Performance shares include both an APS award and an LTPS award with one-fifth (1/5) of the award vesting annually over the succeeding five-year period. These awards are approved by the Committee at the beginning of each fiscal year. The performance share awards set forth the maximum number of shares of your Company's stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved. The maximum number of shares awarded to each NEO is determined by the Committee based upon the relative level of operational responsibilities of the NEOs for their respective business segment and the overall company, as well as the other subjective factors noted below in the "Compensation Process" section of this Compensation Discussion and Analysis. For the APS award, the number of shares of your Company's stock that the NEO actually receives under the award is determined by multiplying (x) the NEO's payout percentage calculated under the Incentive Bonus Plan for the performance year by (y) the maximum number of shares set forth in the award. In order to determine the number of shares that the NEO actually receives under the LTPS award, the NEO's payout percentage (using the Worldwide level payout percentage for all NEOs) calculated under the Incentive Bonus Plan for the performance year is converted to a LTPS payout percentage according to the following table:

Incentive Bonus Plan Payout Percentage
LTPS Payout Percentage
40% - 100%	100%
0% - 39%	Incentive Bonus Plan Payout Percentage ÷ 40%
The resulting percent is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year. For the past five years, the shares ultimately earned for APS awards have averaged approximately 18% of the shares awarded for the Worldwide plan and 25% for the Electronics Group plan for the NEOs. Shares ultimately earned for LTPS awards, which use the Worldwide level payout percentage for all NEOs, have averaged approximately 44% of the shares awarded for the past five years.

The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The LTPS award acts as an incentive for longer term stock price appreciation by driving higher profits, which creates higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.

Based upon the fiscal year 2013 economic profit results, the NEOs were issued the following shares applicable to fiscal year 2013 performance under the 2003 Plan:

Named Executive Officer	FY 2013 APS Grant (Shares Issued) (1)	FY 2013 LTPS Grant (Shares Issued) (1)
James C. Thyen	50,050	136,395
Robert F. Schneider	3,000	29,320
Donald D. Charron	4,875	35,520
John H. Kahle	3,000	29,120
Gary W. Schwartz	3,000	28,920

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

The "Stock Awards" column of the Summary Compensation Table on page 23 includes the targeted potential value of performance shares granted during fiscal year 2013, estimated based on an assumed payout at a target (Tier 4) level of our Incentive Bonus Plan and using the share price as of the date granted, which was $10.92. The share price as of the date granted represents the closing price of the Company's Class B Common Stock as reported by Nasdaq on August 13, 2012 reduced by the present value of dividends not payable on outstanding performance shares.
The table below compares that targeted potential value with the actual value of performance shares earned during fiscal year 2013 as set forth above, based on the number of shares earned as calculated under the Incentive Bonus Plan and the closing price of the Company's Class B Common Stock as reported by Nasdaq on the August 14, 2013 vesting date, which was $11.02.
We are providing this information to give additional context to the fiscal year 2013 compensation of our NEOs by showing the impact that our actual fiscal 2013 financial performance had on the value of realized compensation.

	Performance Shares
Named Executive Officer	Targeted (Potential Value)	Realized (Earned and Vested Value)	Realized Value as a Percentage of Targeted Value
	($)	($)
James C. Thyen	$2,326,834	$2,054,624	88.3%
Robert F. Schneider	$352,934	$356,166	100.9%
Donald D. Charron	$420,638	$445,153	105.8%
John H. Kahle	$350,750	$353,962	100.9%
Gary W. Schwartz	$348,566	$351,758	100.9%

The maximum number of shares awarded for fiscal year 2014 to each of the NEOs under the 2003 Plan was as follows:

Named Executive Officer	FY 2014 APS Award (Maximum # of Shares)	FY 2014 LTPS Award (Maximum # of Shares)
James C. Thyen	143,000	148,000
Robert F. Schneider	7,500	24,300
Donald D. Charron	7,500	24,300
John H. Kahle	7,500	24,300
Gary W. Schwartz	7,500	24,300

2.  Unrestricted Shares

Because special situations occur where individual achievement may not be adequately recognized under this single incentive plan, the Committee, at the beginning of each fiscal year, grants authority to the Chairman and/or CEO to distribute additional discretionary cash and/or stock compensation up to an aggregate maximum amount to eligible participants for each particular fiscal year. For fiscal year 2013, no discretionary cash or stock compensation was awarded to NEOs.

For fiscal year 2013, the aggregate amount of cash compensation approved by the Committee was $500,000, and the maximum number of shares approved by the Committee was 600,000 shares of Class A or Class B Common Stock. The stock compensation may be in the form of performance share award opportunities and/or outright grants of shares of Common Stock, all to be awarded under the 2003 Plan. Discretionary compensation is awarded based upon individual effort and is paid in amounts and at such times as the Chairman and/or CEO determine, in their sole discretion. No employee has a guaranteed right to discretionary compensation in the event that performance targets are not met. Eligible participants include any employee of the Company, excluding the Chairman and CEO for cash or stock compensation, and excluding executive officers of the Company pursuant to Section 16 of the Exchange Act for stock compensation, except where approved by the Committee.

3.  Stock Options

The NEOs' remaining outstanding stock options under a former stock incentive plan, the 1996 Stock Incentive Program, all expired during fiscal year 2013. The Committee may grant stock options to participants under the 2003 Plan but has not done so to date.

Other Compensation and Employee Benefits

Retirement Plan

The NEOs participate in a defined contribution, participant-directed retirement plan that all domestic employees are eligible to participate in (the "Retirement Plan"). The Retirement Plan is intended to attract employees and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The Committee considers Company profitability among other factors when determining the contribution. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant's Company contribution percentage is identical, including NEOs. The Company's contribution percentage for fiscal year 2013 was approximately 3% of eligible compensation, up to the annual compensation limit under Section 401(a) of the Internal Revenue Code. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule.

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%

All NEOs are fully vested. The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of the following investment options. The annual return of each Fund for the year ended June 30, 2013, is parenthetically noted.

Investment Option	Fund (Annual Return)
Stable Value Fund	Vanguard Retirement Savings Trust (1.99%)
Bond Fund	Vanguard Total Bond Index (-0.95%)
Income Balanced Fund	Vanguard LifeStrategy Income Fund (2.95%)
Fixed Income Fund	Vanguard Inflation-Protected Securities (-5.13%)
Conservative Balanced Fund	Vanguard LifeStrategy Conservative Growth Fund (6.85%)
Moderate Balanced Fund	Vanguard LifeStrategy Moderate Growth Fund (10.85%)
Aggressive Balanced Fund	Vanguard LifeStrategy Growth Fund (14.87%)
S&P 500 Index Fund	Vanguard 500 Index Fund, Investor Shares (20.42%)
Large Cap Value Fund	Vanguard Windsor II Fund, Investor Shares (22.74%)
Growth Equity Fund	MainStay Large Cap Growth R1 (16.07%)
Small Cap Growth Fund	Vanguard Explorer Fund (26.74%)
Small Cap Value Fund	Artisan Small Cap Value Fund (15.37%)
Real Estate Fund	Vanguard REIT Index Fund (8.79%)
International Core Equity Fund	Vanguard International Growth Fund (15.23%)
Company Stock Fund	Kimball International Stock Fund (28.25%)

For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See the following "Nonqualified Deferred Compensation" section.

Nonqualified Deferred Compensation

For NEOs, other executive officers, and other key employees who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan ("SERP") under which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 50% of their eligible compensation under the SERP. A participant's deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2 1/2 months after the end of the fiscal year. The Company's contribution percentage for fiscal year 2013 was approximately 3% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value and Company Stock Funds and the addition of a Money Market Fund. Payments of a participant's elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in what is commonly referred to as a "rabbi trust" arrangement. This means that the assets of the SERP are subject to the claims of the Company's general creditors in the event of the Company's insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in this Proxy Statement.

Other Compensation

The Company provides the NEOs with other benefits, which the Committee believes are reasonable, competitive and consistent with the Company's overall compensation program directives. They are designed to promote the executives' physical and mental well-being in order to help them function more effectively in their respective positions.

These benefits and the rationale for providing each are as follows:

Benefit	Rationale
Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation of personal income tax filings.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.

No loans of Company funds have ever been made to any executive officer for any purpose. The NEOs may periodically use the Company aircraft for limited personal reasons, with the appropriate amount being included in their taxable income. The exact amounts received from these benefits are not predetermined.

Employment and Severance Agreements

The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as more fully described in the "Executive Officer and Director Compensation - Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control" section of this Proxy Statement.

Compensation Process

The Committee sets the CEO's and Chairman's compensation and approves the compensation of the other executive officers in consultation with the CEO who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions affecting our executive officers are within the Committee's discretion. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO.

Judgment is used in making compensation decisions. Flexibility is critical in the assessment process to allow for adjustments due to new business conditions and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term, or fixed and variable elements.

Key considerations affecting the determination of executive compensation include:

1.	Responsibilities — the scope and breadth of the duties and level of responsibility undertaken.

2.	Leadership — demonstrated ability to lead an organization.

3.	Performance — with an emphasis on consistent, sustained performance.

4.	Potential — demonstrated capacity to grow into more responsible leadership positions.

5.	Execution of Strategy — record of getting things done according to plans.

6.	Personal Development — demonstrated willingness to learn and grow professional and leadership skills.

7.	Promotion of Company Culture and Values — demonstrated commitment to modeling of Company Mission and Guiding Principles and ethical behavior.

8.	Company Results — demonstrated teamwork and support of Company goals and performance.

Neither the Company nor the Committee has any standing or contractual arrangement with any compensation consultant for review or recommendations regarding executive compensation.

During fiscal year 2013, the Committee used peer group compensation data from a report provided by Equilar, a compensation data provider, in setting executive compensation. The report set forth the results of a survey of responding companies within the S&P 500 index and included data on base pay, stock awards, and other forms of compensation awarded at those companies. This information was used as a reference by the Committee when making compensation decisions to ensure that the types and amounts of executive compensation were reasonable and competitive in view of this information.

Tax and Accounting Considerations

Section 162(m)

The Committee has considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000 paid to NEOs covered under the law. APS and LTPS awards and cash incentives paid under the Incentive Bonus Plan are designed to be deductible as qualified performance-based compensation under Section 162(m) when they are paid to the NEOs. Our NEOs received other compensation during fiscal year 2013 which was not considered performance-based compensation, including base salaries and perquisites. The Committee will continue to monitor your Company's compensation program in relation to Section 162(m).

Section 409A

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain penalties and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.

Recovery of Compensation from Executive Misconduct

If the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company's financial results, the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results.

Share Ownership Guidelines

In 1997, your Company established stock ownership guidelines for directors, NEOs, and other senior executives. The guidelines were updated in 2007. The current guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. "Beneficial Ownership" includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans, and unearned shares awarded under the 2003 Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Value as a Multiple of
Position	Base Salary or Fees
Director	X 3
Chairman, CEO, President	X 8
Senior Executive Vice President	X 6
Executive Vice President	X 4
Corporate Vice President	X 3
Subsidiary Vice President	X 2

COMPENSATION COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for fiscal year 2013 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Christine M. Vujovich (Chairperson), Jack R. Wentworth, and Geoffrey L. Stringer.

COMPENSATION RELATED RISK ASSESSMENT

The Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation and Governance Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation and Governance Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	the Incentive Bonus Plan's focus on the long-term financial success of the Company, as well as the payout over subsequent fiscal years, discourages short-term risk taking;

•	Incentive Bonus Plan profitability tiers are appropriately set to calibrate payouts at the targeted cash incentive level to the median levels of peer group performance;

•	performance share awards are appropriately linked to profitability; and

•	equity ownership guidelines discourage excessive risk taking.

Furthermore, as described under “Compensation Discussion and Analysis-Compensation Process”, compensation decisions include judgment by the Committee, which mitigates the influence of purely objective calculations on excessive risk taking. The Compensation and Governance Committee reviews the Company's compensation policies and practices on an annual basis to consider how effectively the policies and practices are providing incentives at an appropriate level of risk to executive employees.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to NEOs for the years ended June 30, 2013, 2012, and 2011, excluding those fiscal years where individuals were not classified as NEOs. For a more thorough discussion of our executive compensation practices, refer to the "Compensation Discussion and Analysis" section of this Proxy Statement.

Name and Principal Position			Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($)
(a)	(b)	(c)	(e)	(g)	(i)	(j)
James C. Thyen	2013	$927,932	$2,326,834	$324,776	$60,767	$3,640,309
President, Chief Executive Officer	2012	$928,714	$1,078,882	$157,881	$37,488	$2,202,965
	2011	$866,696	$905,206	$130,004	$40,994	$1,942,900
Robert F. Schneider	2013	$454,500	$352,934	$181,800	$26,687	$1,015,921
Executive Vice President, Chief Financial Officer	2012	$457,900	$188,103	$77,843	$25,169	$749,015
	2011	$425,938	$160,716	$63,891	$30,351	$680,896
Donald D. Charron	2013	$572,000	$420,638	$371,800	$27,247	$1,391,685
Executive Vice President, President-Kimball Electronics Group	2012	$576,850	$246,893	$103,833	$20,611	$948,187
	2011	$529,926	$209,422	$74,190	$25,848	$839,386

John H. Kahle	2013	$383,400	$350,750	$153,360	$25,774	$913,284
Executive Vice President, General Counsel, Secretary	2012	$388,400	$187,013	$66,028	$16,785	$658,226
	2011	$359,340	$156,018	$53,901	$17,475	$586,734
Gary W. Schwartz	2013	$309,100	$348,566	$123,640	$29,412	$810,718
Executive Vice President, Chief Information Officer

__________________

(1)	Stock awards consist of performance shares and unrestricted shares:

•
Fiscal year 2013 compensation represents targeted performance share compensation for each of our NEOs, which does not reflect compensation actually received or earned by the NEOs. See the Realized Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement for the actual value of performance shares earned during fiscal year 2013. The amounts included above represent the value at the grant date based upon the probable outcome of the performance conditions, which is estimated based on a payout at the target (Tier 4) level, or 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS. The grant date value of the maximum number of shares that could have been earned in fiscal year 2013 was $3,263,770 for Mr. Thyen; $402,074 for Mr. Schneider; $469,778 for Mr. Charron; $399,890 for Mr. Kahle; and $397,706 for Mr. Schwartz. The grant date value of the maximum number of shares that could have been earned in fiscal year 2012 was $1,546,492 for Mr. Thyen; $232,388 for Mr. Schneider; $310,868 for Mr. Charron; and $231,298 for Mr. Kahle. The grant date value of the maximum number of shares that could have been earned in fiscal year 2011 was $1,341,928 for Mr. Thyen; $165,221 for Mr. Schneider; $202,887 for Mr. Charron; and $164,203 for Mr. Kahle.

•
Fiscal years 2012 and 2011 also include unrestricted shares awarded based upon individual effort. The grant date value of shares awarded in 2012 was $6,400 for each of Messrs. Schneider and Kahle and $9,600 for Mr. Charron. The value was calculated using the $6.40 closing price of Class B Common Stock as reported by Nasdaq on February 13, 2012. The grant date value of shares awarded in 2011 was $18,400 for Mr. Schneider; $29,440 for Mr. Charron; and $14,720 for Mr. Kahle. The value was calculated using the $7.36 closing price of Class B Common Stock as reported by Nasdaq on February 15, 2011.

•
The assumptions used to calculate the grant date values are set forth in Note 7 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(2)
Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year. The amounts are paid in the following fiscal year pursuant to the Incentive Bonus Plan. For a description of the Incentive Bonus Plan and the payout percentages awarded to the NEOs under the Incentive Bonus Plan for fiscal year 2013, see “Compensation Discussion and Analysis — Components of Compensation — Fiscal Year 2013 Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation”.

(3)
Includes benefits received by the NEOs from executive financial services programs, supplemental medical reimbursement, personal use of Company aircraft limited to transportation for spouses and NEOs related to a Board approved Executive Preventive Healthcare Program, the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program, Company contributions earned for the Retirement Plan and SERP, and de minimus Christmas bonus and life insurance premiums paid by the Company. The Company values the personal use of Company aircraft for disclosure in this column at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2013 for Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz were $32,580; $15,976; $20,280; $13,489; and $10,859, respectively.

See the Compensation Discussion and Analysis in this Proxy Statement for further information about the material terms of the NEOs' compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards (3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(l)
James C. Thyen
Incentive Bonus Plan		$—	$371,173	$927,932
APS(4)	08/13/12				—	57,200	143,000	$624,624
LTPS(5)	08/13/12				—	155,880	155,880	$1,702,210
Robert F. Schneider
Incentive Bonus Plan		$—	$181,800	$454,500
APS(4)	08/13/12				—	3,000	7,500	$32,760
LTPS(5)	08/13/12				—	29,320	29,320	$320,174
Donald D. Charron
Incentive Bonus Plan		$—	$228,800	$572,000
APS(4)	08/13/12				—	3,000	7,500	$32,760
LTPS(5)	08/13/12				—	35,520	35,520	$387,878
John H. Kahle
Incentive Bonus Plan		$—	$153,360	$383,400
APS(4)	08/13/12				—	3,000	7,500	$32,760
LTPS(5)	08/13/12				—	29,120	29,120	$317,990
Gary W. Schwartz
Incentive Bonus Plan		$—	$123,640	$309,100
APS(4)	08/13/12				—	3,000	7,500	$32,760
LTPS(5)	08/13/12				—	28,920	28,920	$315,806
_________________
(1) Represents potential cash incentive payments under the Incentive Bonus Plan with respect to fiscal year 2013 performance. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level (40%) of base salary. See the column captioned "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table for the actual payout amounts under the Incentive Bonus Plan for fiscal year 2013 performance. See "Compensation Discussion and Analysis — Components of Compensation — Fiscal Year 2013 Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation" for additional information regarding the terms of the Incentive Bonus Plan.
(2) Represents APS and LTPS awards issued pursuant to the 2003 Plan. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level which is 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS. See "Compensation Discussion and Analysis — Components of Compensation — Fiscal Year 2013 Compensation Decisions — Stock Compensation — Performance Shares" for additional information regarding the terms of performance share awards.
(3) Amounts represent the grant date value of the target number of performance shares granted calculated using $10.92, which represents the closing price of the Company's Class B Common Stock as reported by Nasdaq on August 13, 2012 reduced by the present value of dividends not payable on outstanding performance shares.

(4) APS awards were granted in August 2012 for the fiscal year 2013 performance period. Based on fiscal year 2013 performance, the actual number of shares earned by each of Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz pursuant to their fiscal year 2013 APS award was 50,050; 3,000; 4,875; 3,000; and 3,000, respectively.
(5) LTPS awards represent the tranches of performance shares awarded during fiscal years 2009 through 2013, which could be earned for the fiscal year 2013 performance period. Based on fiscal year 2013 performance, the actual number of shares earned by Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz was 136,395; 29,320; 35,520; 29,120; and 28,920, respectively.

See the Realized Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement for the actual value of performance shares earned during fiscal year 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2013

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(#)	($)
(a)	(i)	(j)
James C. Thyen	551,080	$5,350,987
Robert F. Schneider	89,320	$867,297
Donald D. Charron	93,920	$911,963
John H. Kahle	88,720	$861,471
Gary W. Schwartz	88,120	$855,645
_________________
(1) Unearned and unvested equity incentive plan awards consist of the following:

		Stock Award and Initial Grant Date
Name		APS 8/13/2012	LTPS 8/13/2012	LTPS 8/16/2011	LTPS 8/16/2010	LTPS 8/18/2009	LTPS 8/19/2008

James C. Thyen	Shares (#)	57,200	148,000	146,400	109,800	73,200	16,480
	Vesting Date(s)	8/14/2013	(a)	(b)	(c)	(d)	8/14/2013
Robert F. Schneider	Shares (#)	3,000	24,300	19,440	18,180	21,720	2,680
	Vesting Date(s)	8/14/2013	(a)	(b)	(c)	(d)	8/14/2013
Donald D. Charron	Shares (#)	3,000	24,300	19,440	15,780	21,720	9,680
	Vesting Date(s)	8/14/2013	(a)	(b)	(c)	(d)	8/14/2013
John H. Kahle	Shares (#)	3,000	24,300	19,440	17,580	21,720	2,680
	Vesting Date(s)	8/14/2013	(a)	(b)	(c)	(d)	8/14/2013
Gary W. Schwartz	Shares (#)	3,000	24,300	19,440	16,980	21,720	2,680
	Vesting Date(s)	8/14/2013	(a)	(b)	(c)	(d)	8/14/2013
_____________
(a) Five remaining annual vesting dates beginning 8/14/2013
(b) Four remaining annual vesting dates beginning 8/14/2013
(c) Three remaining annual vesting dates beginning 8/14/2013
(d) Two remaining annual vesting dates beginning 8/14/2013

APS and LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 40% of the shares eligible to be received under the APS award would be issued and 100% of the shares eligible to be received under the LTPS award would be issued. For LTPS awards, the initial grant date shown is the grant date of the initial annual tranche of the five year awards. The remaining tranches for each LTPS award listed above will have grant dates occurring annually at the beginning of each performance period at approximately the same date each year.

(2) Calculated using the $9.71 closing price of Class B Common Stock as reported by Nasdaq on June 28, 2013.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Name
(a)	(d)	(e)
James C. Thyen	84,133	$942,290
Robert F. Schneider	14,169	$158,693
Donald D. Charron	18,729	$209,765
John H. Kahle	14,084	$157,741
Gary W. Schwartz	13,659	$152,981
_____________

(1)
Shares acquired upon vesting during fiscal year 2013 include APS awards and tranches of current and prior year LTPS awards granted on August 16, 2011 and issued on August 14, 2012. Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Mr. Thyen — 26,706 shares; Mr. Schneider — 4,372 shares; Mr. Charron — 5,777 shares; Mr. Kahle — 4,345 shares; and Mr. Schwartz — 4,214 shares.

(2)
The value realized is calculated by multiplying the closing price of Class B Common Stock as reported by Nasdaq on the vesting date by the number of shares that vested. Performance shares vested on August 14, 2012, at a $11.20 closing price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the Company's equity compensation plans as of June 30, 2013:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in first column)
Equity compensation plans approved by Share Owners	1,561,713	(1)	$—	(2)	—	(3)
Equity compensation plans not approved by Share Owners	—		$—		—
Total	1,561,713		$—		—
_____________

(1)
Includes 1,561,713 Class A performance share awards. The number of performance shares assumes the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved. Approximately 72% of the total maximum number of shares originally granted was earned for fiscal year 2013.

(2)	There is no exercise price for performance share awards.

(3)
The number of performance shares subtracted from the shares available for issuance under the 2003 Plan is the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved. Approximately 72% of the total maximum number of shares originally granted was earned for fiscal year 2013. Unearned shares are available for re-issuance under the 2003 Plan as restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units, and stock appreciation rights under the 2003 Plan. No shares remain available for issuance under the Company’s prior stock option plans.

At the Annual Meeting, the holders of shares of Class A Common Stock will vote on the approval of the Amended and Restated 2003 Plan. The Amended and Restated 2003 Plan contains several proposed changes to the 2003 Plan, as currently in effect, including but not limited to increasing the number of shares available for issuance for all awards under the plan, extending its term, conforming to current regulations governing stock compensation and various other clarifications regarding the operation of the plan. See "Proposal to Approve the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan" for more details regarding the proposed changes and the Amended and Restated 2003 Plan.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2013

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
James C. Thyen	$271,503	$24,418	$581,045	$—	$5,158,730
Robert F. Schneider	$26,627	$8,310	$103,927	$—	$821,623
Donald D. Charron	$33,800	$12,186	$31,250	$—	$1,809,300
John H. Kahle	$—	$5,925	$79,644	$—	$768,485
Gary W. Schwartz	$36,196	$3,240	$18,696	$—	$320,658
_____________

(1)	These amounts are included in the fiscal year 2013 amounts in the “Salary” column of the Summary Compensation Table.

(2)	Represents Company contribution paid in August 2012, which are included in the fiscal year 2012 amounts in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2013 or prior years.

(4)
The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2013. The balance includes executive contributions in fiscal year 2013 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2013 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table.

Activity disclosed in the table above relates solely to the Company's SERP which is its only nonqualified deferred compensation arrangement. See the "Components of Compensation — Other Compensation and Employee Benefits — Nonqualified Deferred Compensation" section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control
Your Company has outstanding Employment Agreements with Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz, which were effective on May 1, 2006. Each of the Employment Agreements is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the Company will provide compensation and benefits to the executive as follows:
(i)  base salary through the date of termination of employment;
(ii)  any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which his last day of employment occurs;
(iii) (a) unless the executive’s termination occurs during the one year period before a change in control of the Company or during the two year period following a change in control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one year period preceding a change in control or the two year period following a change in control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;
(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;
(v)  a payment in cash, shares or a combination thereof at the Company’s discretion equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and
(vi) payment of all SERP benefit amounts, which will become fully vested.
“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:

•
the executive’s willful and continued failure to perform substantially the duties of his position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under his employment agreement.
“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal employment site; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.
In the event of other terminations of employment, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.
“Change in control” generally means the consummation of any of the following:

•
the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority

Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•
the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•
the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•
the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “change in control”.

Upon a change in control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof at the Company’s discretion equal to the value at the effective date of the change of control of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a change in control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the change in control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without cause or by the executive for good reason).
The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a change in control would exceed five percent of the net proceeds of the transaction.
In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment. The amounts shown assume that such termination was effective as of June 30, 2013, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below.

	Change in Control	Without Cause or with Good Reason	Death, Disability or Retirement(5)	Other Termination(6)
James C. Thyen
Lump Sum(1)	$5,957,719	$1,440,919	$—	$—
Accelerated Benefits(2)	$6,508,881	$6,508,881	$2,135,157	$2,135,157	(7)
Retention Bonus(3)	$466,726	$—	$—	$—
SERP(4)	$5,158,730	$5,158,730	$5,158,730	$5,158,730
TOTAL	$18,092,056	$13,108,530	$7,293,887	$7,293,887	(7)
Robert F. Schneider
Lump Sum(1)	$1,837,842	$755,666	$—	$—
Accelerated Benefits(2)	$1,092,792	$1,092,792	$495,627	$—
Retention Bonus(3)	$191,880	$—	$—	$—
SERP(4)	$821,623	$821,623	$821,623	$821,623
TOTAL	$3,944,137	$2,670,081	$1,317,250	$821,623
Donald D. Charron
Lump Sum(1)	$2,265,155	$928,566	$—	$—
Accelerated Benefits(2)	$1,327,458	$1,327,458	$764,035	$—
Retention Bonus(3)	$241,280	$—	$—	$—
SERP(4)	$1,809,300	$1,809,300	$1,809,300	$1,809,300
TOTAL	$5,643,193	$4,065,324	$2,573,335	$1,809,300
John H. Kahle
Lump Sum(1)	$1,578,737	$641,006	$—	$—
Accelerated Benefits(2)	$1,058,526	$1,058,526	$465,245	$—
Retention Bonus(3)	$159,120	$—	$—	$—
SERP(4)	$768,485	$768,485	$768,485	$768,485
TOTAL	$3,564,868	$2,468,017	$1,233,730	$768,485
Gary W. Schwartz
Lump Sum(1)	$1,335,391	$533,626	$—	$—
Accelerated Benefits(2)	$1,022,980	$1,022,980	$433,583	$433,583	(7)
Retention Bonus(3)	$128,440	$—	$—	$—
SERP(4)	$320,658	$320,658	$320,658	$320,658
TOTAL	$2,807,469	$1,877,264	$754,241	$754,241	(7)
  _____________

(1)
Payment is calculated based on executive’s annual base salary as of June 30, 2013 plus cash incentive compensation at the target level. The amounts include severance, benefits allowance, outplacement reimbursement, and, for a termination upon a change in control, the amount estimated to be payable to the NEO for reimbursement of the federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax is payable if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount of reimbursement included for excise tax reflects the Company’s best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)
Represents the value of unvested APS and LTPS awards, the vesting of which would accelerate as a result of the specified triggering event. APS and LTPS awards are valued by multiplying $9.71, the closing price of the Company’s Class B Common Stock as reported by Nasdaq on June 28, 2013, by the number of unvested shares. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2013. These amounts will be paid in a lump sum upon the specified event of termination.

(3)	Amount payable in two installments: 50% — 3 months after a change in control; and 50% — 6 months after a change in control.

(4)
Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement, as each NEO has more than five years of service with the Company. This amount will be paid in a lump sum after a change in control, termination without cause or with good reason, or death. In the case of disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)
The amounts listed in the “Death, Disability or Retirement” column represent payouts for each of these events for Messrs. Thyen and Schwartz. For Messrs. Schneider, Charron, and Kahle, the amounts listed in this column represent only death or disability payouts because they were not of retirement age as of June 30, 2013, and therefore are not eligible for retirement benefits.

(6)	Includes termination by the Company for cause and voluntary resignation by the NEO.

(7)
In the event of a termination of Mr. Thyen or Mr. Schwartz by the Company for cause, they would receive no accelerated benefits. If Mr. Thyen or Mr. Schwartz leaves the Company voluntarily, their departure would be considered a retirement and they would receive the indicated accelerated benefits.

Mr. Stanley C. Sapp, who was a NEO in the Company's Proxy Statement in fiscal year 2012 and served as our Vice President, President-Kimball Hospitality, resigned effective March 1, 2013. Upon his resignation he forfeited all outstanding cash and stock incentive awards, and was not eligible to receive accelerated benefits. Mr. Sapp is entitled to receive a distribution of his $695,792 SERP balance as of June 30, 2013, which consists primarily of employee contributions. The distribution from the SERP will occur in the first half of fiscal year 2014.

In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION

Fiscal Year 2013 Compensation to Non-Employee Directors

Directors' compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay Directors for work required in a company of Kimball's size and scope; and the structure of the compensation should be simple, transparent, market competitive, and easy to understand.

Effective for fiscal year 2014, all non-employee Directors of your Company will receive an annual retainer of $75,000 per year for service as Directors. Additionally, the Chairperson of the Audit Committee of the Board and the Chairperson of the Compensation and Governance Committee of the Board will each receive an additional $10,000 annual retainer fee. All committee meeting fees were eliminated effective beginning in fiscal year 2014.

During fiscal year 2013, all non-employee Directors of your Company received an annual retainer of $55,000 per year for service as Directors. The Chairperson of the Audit Committee of the Board received $5,500 per committee meeting, and other Audit Committee members received $4,000 per committee meeting. The Chairperson of the Compensation and Governance Committee received $4,000 per committee meeting and other Compensation and Governance Committee members received $2,500 per committee meeting. Members of the Strategic Planning Committee received $4,000 per committee meeting.

Directors may elect to receive all of their annual retainer and/or meeting fees in shares of Class B Common Stock issued under the 2003 Plan. Directors also are reimbursed for travel expenses incurred in connection with Board and committee meetings.
The following Non-Employee Director Compensation Table shows the compensation paid to each non-employee Director during fiscal year 2013. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the committees. Messrs. Habig, Thyen and Charron are not included in this table because they received no additional compensation for their service as Directors. The compensation of Messrs. Thyen and Charron is fully reflected in the Summary Compensation Table in this Proxy Statement. During fiscal year 2013, the Directors, other than Messrs. Habig, Thyen and Charron, received compensation for serving on the Board and committees as follows:

Non-Employee Director Compensation in Fiscal Year 2013

Fees Earned or Paid in Cash (1)
Name	($)
(a)	(b)
Harry W. Bowman (2)	$63,000
Geoffrey L. Stringer	$71,000
Thomas J. Tischhauser	$63,000
Christine M. Vujovich	$63,000
Jack R. Wentworth	$60,000
 _____________

(1)
Represents fees paid during fiscal year 2013, and includes the following amount of fees for which the Director elected to receive Class B Common Stock in lieu of cash: Mr. Bowman — $8,000; Ms. Vujovich — $8,000; and Dr. Wentworth — $5,000. These amounts were converted into 702, 702, and 439 shares of Class B Common Stock using the per share price of $11.40, the “market value” for such shares on September 7, 2012. As defined in the 2003 Plan, market value means the average of the closing prices during the ten trading day period preceding the date that fees are converted to shares.

(2)	Mr. Bowman served as a Director until his death on June 11, 2013.

Board Stock Ownership Guidelines

As discussed under "Compensation Discussion and Analysis - Share Ownership Guidelines," the Board adopted guidelines, which were updated in 2007, whereby all members of your Board are expected to own at a minimum, shares of your Company's stock equal in value to three times the total annual fees earned as a Director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2013, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Management is responsible for the Company's accounting functions, internal control over financial reporting, and financial reporting processes. The Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") on the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting.

In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2013 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the Securities and Exchange Commission and the PCAOB. The Audit Committee also has received the written disclosures and the letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte's independence would be jeopardized by providing non-audit services to the Company.

The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the examinations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The Audit Committee also discussed with management and Deloitte, management's report on, and Deloitte's report on and audit of, the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also met at least two times annually in a separate executive session with only members present.

It is not the duty of the Audit Committee to perform audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Deloitte. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte. Based upon the Audit Committee's discussions with management and Deloitte, and the Audit Committee's review of the representations of management and Deloitte, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2013, filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Geoffrey L. Stringer (Chairperson)
Christine M. Vujovich
Thomas J. Tischhauser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the "Deloitte Entities") audited the Company's annual financial statements for the fiscal year ended June 30, 2013. The Deloitte Entities have served as our independent registered public accounting firm since 2002.

Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2013	2012
	Deloitte Entities	Deloitte Entities
Audit Fees(a)	$1,120,985	$1,077,236
Audit-Related Fees(b)	$45,105	$45,171
Tax Fees(c)	$36,826	$37,365
All Other Fees	$—	$—
Total	$1,202,916	$1,159,772
  _____________

(a)
Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)	Consists primarily of fees paid for the audit of various benefit plans.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix B. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm's independence in accordance with this pre-approval process and has determined that such services are compatible.

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2014. They were appointed based upon:

•	performance on past audits, including the expertise of the engagement team;

•	experience, client service, and responsiveness;

•	leadership, management structure, and ethical culture; and

•	the amount of fees charged in relation to scope of work performed.

Ratification is not required by law or the Company's By-laws. The Company is submitting the appointment of the Deloitte Entities to the owners of our Class A Common Stock for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.

The Board of Directors recommends that the owners of Class A Common Stock vote "FOR" ratification of the appointment of the Deloitte Entities as the Company's independent registered public accounting firm.

PROPOSAL TO APPROVE THE KIMBALL INTERNATIONAL, INC.
AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN

On October 21, 2003, our Share Owners approved the Kimball International, Inc. 2003 Stock Option and Incentive Plan (the “2003 Plan”), which was approved and reaffirmed by our Share Owners on October 21, 2008. On August 13, 2013, based on the recommendation of the Compensation and Governance Committee, the Board of Directors of your Company approved the Amended and Restated 2003 Plan and directed that the Amended and Restated 2003 Plan be submitted to our Share Owners for consideration at the Annual Meeting. Under the 2003 Plan, no new award may be granted after October 21, 2013. If approved by the Share Owners at the Annual Meeting, the Amended and Restated 2003 Plan will provide that new awards may be granted under the Amended and Restated 2003 Plan through December 31, 2018. The Amended and Restated 2003 Plan would also increase the number of shares that may be granted under the Amended and Restated 2003 Plan, including the maximum aggregate number of shares, as more fully described below. In addition, by approving the Amended and Restated 2003 Plan, Share Owners will re-approve the material terms of the plan, which are summarized below, for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code.
Proposed Changes
The following is a summary of the principal differences between the 2003 Plan and the Amended and Restated 2003 Plan:

•	Increases the number of shares available for issuance pursuant to all awards under the plan by 2,500,000 shares to 5,000,000 shares;

•	Increases the number of shares available for issuance pursuant to incentive stock options under the plan by 2,500,000 shares to 5,000,000 shares;

•	Sets a separate 400,000 share limit on the number of stock options and stock appreciation rights that may be granted to an individual participant in a given year;

•	Extends the term of the plan to December 31, 2018;

•
Adds definitions for “Disability” and “Retirement”, modifies the definition of “Market Value” to be the closing price of a share of the Company's Class B Common Stock on the date of determination rather than average of the last reported sales price during the prior ten trading day period, and modifies the definition of “Reorganization” to include a sale of all or substantially all of the Company's assets;

•	Changes the references to “Deferred Share Units” to “Restricted Share Units”;

•	Clarifies that members of the committee administering the plan must be independent under the Nasdaq listing standards;

•	Clarifies that any consultants participating in the plan must be natural persons providing services to the Company or any of its affiliates;

•	Expressly allows for cashless exercises of stock options;

•	Clarifies the vesting for time-based and performance-based awards upon death, disability or retirement;

•	Provides that dividends paid with respect to restricted stock will be retained by the Company and will be subject to the same restrictions as the underlying restricted stock;

•	Specifies additional adjustments that may be made upon a change in capitalization;

•	Permits the committee to amend outstanding awards and award agreements if such amendments do not adversely affect the participant; and

•
Adds provisions intended to promote compliance with legal requirements, including Section 10D of the Exchange Act, which requires forfeiture or recovery of compensation in certain circumstances, and Section 409A under the Internal Revenue Code.

Purpose and Available Shares Analysis
As discussed above in the “Compensation Discussion and Analysis” section of this Proxy Statement, your Board of Directors believes that the long-term success of the Company depends in part on its ability to recruit and retain outstanding individuals as employees and to furnish maximum incentive to these employees to improve operations and increase profits by providing such individuals with the opportunity to acquire shares of Class A and/or Class B Common Stock of your Company (the “Common Stock”) or to receive monetary payments based on the value of our Common Stock. Your Board also believes it is important to align the personal interests of officers and key employees to the common interests of Share Owners through a stock incentive program.
The Amended and Restated 2003 Plan provides for the broadest variety of awards that could be flexibly administered to carry out the purposes of the plan. This authority permits the Company to keep pace with changing developments in management compensation and makes the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Amended and Restated 2003 Plan allows the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The

Amended and Restated 2003 Plan grants the Committee (as defined below) discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.
Over the past three years, we have issued performance shares (not reduced by shares withheld to satisfy tax withholding obligations) representing a total of:

•	512,719 shares in August 2013 (72% earned of the total number of shares granted);

•	249,123 shares in August 2012 (33% earned of the total number of shares granted); and

•	185,355 shares in August 2011 (30% earned of the total number of shares granted).

In setting the number of additional shares to be available for issuance under the Amended and Restated 2003 Plan, subject to Share Owner approval, the Compensation and Governance Committee and the Board of Directors of your Company considered the percentage of awards earned and issued out of the awards granted to participants and the resulting net dilution. Based on these considerations, the Compensation and Governance Committee and the Board of Directors concluded that increasing the number of shares available for issuance under the Amended and Restated 2003 Plan by 2,500,000 shares is appropriate.
Considering that future awards under the Amended and Restated 2003 Plan will be subject to the discretion of the Compensation and Governance Committee, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards. It also is not possible to predict with complete accuracy the number of years over which the shares available for future grants, including the additional shares under the Amended and Restated 2003 Plan, will be utilized. If approximately the same number of shares earned and issued in fiscal year 2013 is earned and issued in fiscal year 2014 and future years, we believe that the number of shares available under the Amended and Restated 2003 Plan would be sufficient for grants through 2018. This could change based on actual award activity, which is at the discretion of the Compensation and Governance Committee.
As discussed above and in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee believes that the ability to provide equity-based compensation to our executives and other employees has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. Further, equity-based compensation awards help align our employees' interests with those of our Share Owners.
The following is a summary of the principal features of the Amended and Restated 2003 Plan and is qualified in its entirety by reference to the text of the Amended and Restated 2003 Plan as set forth as Appendix A to this Proxy Statement. Share Owners are urged to read the actual text of the Amended and Restated 2003 Plan.
Administration
The Amended and Restated 2003 Plan provides for administration by a committee (the “Committee”) of the Board, whose members must meet certain legal qualifications. The Compensation and Governance Committee of the Board will act initially as the Committee under the Amended and Restated 2003 Plan. Unless specifically limited by the Amended and Restated 2003 Plan, the Committee will have complete authority to administer the Amended and Restated 2003 Plan, including:

•	select grant recipients

•	make grants

•	determine terms of grant

•	establish rules and procedures to administer the Amended and Restated 2003 Plan

•	interpret the Amended and Restated 2003 Plan
Eligibility of Participation and Plan Benefits
Employees, Directors, or consultants of the Company or any of its subsidiaries are eligible to participate in the Amended and Restated 2003 Plan. The selection of participants is within the discretion of the Committee. The Committee will select participants who, in the opinion of the Committee, have a capacity for contributing in a substantial measure to the performance of the Company or its subsidiaries. At this time, the approximate number of persons who participate in the 2003 Plan is 70.
Awards under the Amended and Restated 2003 Plan will be determined by the Compensation and Governance Committee based upon the relative level of operational responsibilities of participants, as well as the other subjective factors noted in the "Compensation Discussion and Analysis — Compensation Process" section of this Proxy Statement. Therefore, the awards that will be granted pursuant to the Amended and Restated 2003 Plan in future years are not currently determinable. Additionally, for performance share awards, the number of shares actually earned by a participant is dependent on the level of profitability during the fiscal year.

Based upon our fiscal year 2013 economic profit results, the following individuals and groups were issued the following shares in August 2013 under the 2003 Plan.

Name and Principal Position	Dollar Value ($) (1)	Number of Shares (2)
James C. Thyen	$2,054,624	186,445
President, Chief Executive Officer
Robert F. Schneider	$356,166	32,320
Executive Vice President, Chief Financial Officer
Donald D. Charron	$445,153	40,395
Executive Vice President, President-Kimball Electronics Group
John H. Kahle	$353,962	32,120
Executive Vice President, General Counsel, Secretary
Gary W. Schwartz	$351,758	31,920
Executive Vice President, Chief Information Officer
All Current Executive Officers	$3,894,468	353,400
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$1,755,695	159,319
_____________
(1) The dollar value represents the actual value of performance shares earned during fiscal year 2013, as calculated under the Incentive Bonus Plan using the $11.02 closing price as of the August 14, 2013 vesting date.
(2) Shares have not been reduced by shares withheld to satisfy tax withholding obligations.

Shares Subject to the Plan
The Amended and Restated 2003 Plan increases the number of shares available for awards under the plan from 2,500,000 shares to 5,000,000 shares of Common Stock. All of the 5,000,000 shares may, but need not, be issued pursuant to the Amended and Restated 2003 Plan. The maximum number of shares which may be granted under the Amended and Restated 2003 Plan to any one participant during any calendar year is 400,000 shares. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Amended and Restated 2003 Plan. Additionally, shares that are withheld by the Company in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the Amended and Restated 2003 Plan. Shares issued under the Amended and Restated 2003 Plan may be authorized but unissued shares or treasury shares. Pursuant to the Amended and Restated 2003 Plan, the 5,000,000 shares with respect to which all forms of awards may be granted by the Committee may be either shares of Class A or Class B Common Stock. The Class A Common Stock is convertible on its terms into the same number of shares of Class B Common Stock. Moreover, the Committee may, pursuant to the Amended and Restated 2003 Plan, grant exchange rights which entitle the holder to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, as described below. The closing price of the Company's Class B Common Stock on August 14, 2013 was $11.02.
Types of Awards
The Amended and Restated 2003 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) performance shares or performance units; (4) restricted shares or restricted share units (formerly known as deferred share units); (5) unrestricted shares; and (6) exchange rights. Awards may be granted singly or in combination as determined by the Committee.
Stock Options. A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended and Restated 2003 Plan, the Committee may grant awards in the form of options (either incentive or non-qualified stock options) to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. The Amended and Restated 2003 Plan includes a limit of 400,000 shares, subject to anti-dilution adjustments, that may be granted to a participant pursuant to stock options or stock appreciation rights under the plan in any calendar year. No incentive stock option granted under the Amended and Restated 2003 Plan may be exercised more than ten (10) years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options in any calendar year, under all plans of the Company and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. Subject to anti-dilution adjustments, the Amended and Restated 2003 Plan increases the maximum aggregate number of shares that may be granted to participants pursuant to incentive stock options from 2,500,000 shares to 5,000,000 shares. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted.
To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, delivery of a certificate of ownership in which the participant certifies ownership of shares owned by the participant for at least six months, by payment through a broker under a cashless exercise program implemented by the Company in connection with the Amended and Restated 2003 Plan, or other appropriate means determined by the Committee.
Stock options granted under the Amended and Restated 2003 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, or plan, if a participant’s continuous service with the Company or a subsidiary is terminated by the Company for any reason whatsoever, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death or disability, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the one-year period immediately succeeding such participant’s cessation of continuous service by reason of death or disability, and in no event after the applicable expiration date of the options. In the event of the participant’s retirement, all of the participant’s outstanding options will vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of retirement, and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.
Stock Appreciation Rights (SARs). The Amended and Restated 2003 Plan authorizes the Committee to grant a SAR in tandem with a stock option. A SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises may be paid in cash or shares, as determined by the Committee.
A SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option, any related SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.
Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including economic profit, net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, earnings before interest, taxes, depreciation and amortization, and total return to Share Owners) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a Participant’s performance shares or performance units by delivery of cash or stock or any combination thereof. If the participant ceases continuous service before the end of a performance cycle for any reason other than death, disability or retirement, he or she will forfeit all rights with respect to any performance shares or units being earned during the cycle. The Committee may establish guidelines providing that upon a participant's death, disability or retirement, he or she will be entitled to a prorated payment following the close of the applicable performance cycle with respect to any such performance shares or performance units that were earned during the performance cycle.
Restricted Shares/Restricted Share Units. The Committee may grant awards of restricted shares, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Company, but the grantee generally would have all the rights of a Share Owner, including the right to vote the shares and the right to receive all dividends thereon.

While restricted shares would be subject to forfeiture provisions and transfer restrictions for a period of time, the Amended and Restated 2003 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on time-based restricted shares prior to the expiration of the restricted period. If the grantee ceases to be employed by the Company for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be returned to the Company. In the event of death, disability or retirement prior to the expiration of the forfeiture provisions and transfer restrictions, time-based restricted shares will become fully vested. The Committee may establish guidelines providing that upon a participant's death, disability or retirement, he or she will be entitled to a prorated payment following the close of the applicable performance cycle with respect to any such restricted shares that were earned during the performance cycle.
Restricted share units entitle the participant to a payment in cash, Common Stock, or a combination of the two, based on the number of restricted share units payable, multiplied by (i) the fair market value of a share of Common Stock at the time of vesting, plus (ii) credit for dividends paid between the granting and vesting date. Restricted share units may be subject to the same terms and restrictions as a restricted stock award, in the discretion of the Committee. Payouts upon termination for restricted share units are the same as described above for restricted shares.
Unrestricted Shares. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Committee determines to be appropriate.
Exchange Rights. The Committee may grant exchange rights, which entitle the participant to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, subject to such terms and conditions as established by the Committee. If a participant ceases continuous service for any reason before he or she exercises any exchange rights, such exchange rights will be forfeited.
Other Terms of Awards
The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Amended and Restated 2003 Plan.
Amendment
The Board of Directors reserves the right to amend, modify, suspend or discontinue the Amended and Restated 2003 Plan at any time, subject to the rights of participants with respect to any outstanding awards.
Adjustments
The Amended and Restated 2003 Plan contains provisions for equitable adjustment of awards by the Committee in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or issuance of shares by the Company without new consideration. The Committee’s determination with respect to any adjustment will be conclusive.
Recoupment of Awards
All awards granted under the Amended and Restated 2003 Plan will be subject to any Company policy on recoupment of awards, as in effect from time to time, and all laws relating to the recoupment of equity-based awards.
Termination
The Board of Directors may terminate the Amended and Restated 2003 Plan at any time. No award may be granted under the Amended and Restated 2003 Plan after December 31, 2018.
Repricing of Options
Except as permitted under the Amended and Restated 2003 Plan in connection with a change in capitalization or reorganization, no options may be repriced without the prior approval of the holders of the Class A Common Stock.
Federal Income Tax Consequences
The following is a brief summary of the principal federal income tax consequences of awards under the Amended and Restated 2003 Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.
Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the Amended and Restated 2003 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other three most highly compensated executive officers of the Company (other than the Principal Financial Officer). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The Amended and Restated 2003 Plan is intended to permit the Committee to grant stock options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code, thereby permitting the Company to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000. Other awards granted under the Amended and Restated 2003 Plan, however, will be subject to the Section 162(m) deduction limitation to the extent that the vesting of those awards is based on the passage of time or is not otherwise performance-based for purposes of Section 162(m) of the Internal Revenue Code.
Section 409A. Section 409A of the Internal Revenue Code provides certain requirements for deferred compensation arrangements. Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation. If an award is subject to Section 409A and the applicable requirements are not satisfied, the award recipient could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested. The Amended and Restated 2003 Plan has been designed so that certain types of awards (such as options, stock appreciation rights and restricted shares) generally will not be "deferred compensation" for Section 409A purposes and will thereby be exempt from Section 409A's requirements. Certain other types of awards, however, may be deferred compensation under Section 409A, and in those cases, the Amended and Restated 2003 Plan is intended to comply with the Section 409A standards.
Non-Qualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in the value of the shares after the time of exercise will be taxable to the grantee as capital gain when sold and will not result in a deduction by the Company.
Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of an option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.
A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.
Restricted Shares. A grantee who has received Common Stock pursuant to a restricted stock award under the Amended and Restated 2003 Plan will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the grantee makes an election to be taxed at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by the Company. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by the Company and (iii) there will be no further federal income tax consequences when the restrictions lapse.
Performance Shares, Performance Units, and Restricted Share Units. A grantee who receives a performance share or unit or a restricted share unit will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.
Stock Appreciation Rights (SARs). Stock appreciation rights are a nonqualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation. When the income is received, the grantee reports ordinary income and the Company claims a compensation expense deduction.

Exchange Rights. An exchange right is an award granted to a participant pursuant to Section 16 of the Amended and Restated 2003 Plan that entitles the holder to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, subject to such terms and conditions as are established by the Committee. The exchange results in no tax consequences to the holder or the Company.
Other Information
The Amended and Restated 2003 Plan will be approved if the number of shares of Class A Common Stock voted in favor of the proposal represents a majority of the Class A shares cast on the proposal.

Our Board of Directors recommends a vote “FOR” approval of the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan.
By Order of the Board of Directors
John H. Kahle, Secretary
September 4, 2013

APPENDIX A
PROPOSED KIMBALL INTERNATIONAL, INC.
AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN

1. Plan Purpose. The purpose of the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of section 162(m) of the Code, to the extent applicable.
2. Definitions. The following definitions are applicable to the Plan:
“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.
“Award” means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Unrestricted Shares, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Exchange Rights or any combination thereof, as provided in the Plan.
“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.
“Committee” means the Committee appointed by the Board pursuant to Section 3 hereof.
“Common Stock” means shares of Class A common stock, par value of $.05 per share, of the Company and/or shares of Class B common stock, par value of $.05 per share, of the Company, as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
“Company” means Kimball International, Inc., an Indiana corporation.
“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant's transfer between the Company and an Affiliate or any successor to the Company.
“Director” means any individual who is a member of the Board.
“Disability” means, with respect to a Participant, a physical or mental impairment that would entitle the Participant to benefits under the Company's long-term disability plan.
“EBITDA” means earnings before interest, taxes, depreciation and amortization.
“Economic Profit” means net income of the Company less the Company's cost of capital. Economic Profit shall be calculated under this Plan in the same manner in which it is calculated for purposes of the Company's Profit Sharing Incentive Bonus Plan.
“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rights” means an Award granted to a Participant pursuant to Section 16 hereof.
“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.
“Incentive Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.
“Market Value” means, with respect to any Share of Common Stock (regardless of whether it is Class A common stock or Class B common stock), the closing sales price of one Share of Class B common stock for the market trading day on the date of the determination (or if no sales of Shares of Class B common stock were reported on that date, on the last trading day on which sales of Shares of Class B common stock were reported) on The NASDAQ Stock Market LLC (“NASDAQ”), or, if the Shares of Class B common stock are not then listed on NASDAQ, on the principal exchange on which the Shares of Class B common stock are then listed for trading, or, if no Shares of Class B common stock are then listed for trading on any exchange, the mean between the last reported “bid” and “asked” prices of one Share of Class B common stock, as reported by an over-the-counter market or by any other customary financial reporting service or system then in use, for the market trading day on the date of determination (or if there were no “bid” or “asked” prices reported on that date, on the last trading day on which “bid” and “asked” prices were reported), or, if no such reported prices are available, the fair market value on such date of one Share of Common Stock as the Committee shall determine consistently with the standards for determining fair market value under Code section 409A and its interpretive regulations.
“Non-Qualified Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means any individual selected by the Committee to receive an Award.
“Performance Cycle” means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.
“Performance Shares” means Shares awarded pursuant to Section 15 hereof.
“Performance Unit” means an equity-related unit of interest awarded pursuant to Section 15 hereof, other than a Performance Share.
“Plan” means the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan.
“Reorganization” means the liquidation or dissolution of the Company, or any merger, share exchange, consolidation or combination of the Company (other than a merger, share exchange, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof), or the sale of all or substantially all of the assets of the Company.
“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 13 hereof with respect to Restricted Shares.
“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 13 hereof, so long as such restrictions are in effect.
“Restricted Share Unit” means an Award, granted to a Participant pursuant to Section 14 hereof, of a right to receive a payment in the future based on the value of Common Stock.
“Retirement” means, with respect to a Participant, termination of Continuous Service, for any reason other than death, after the Participant has attained the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the United States).
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means the shares of Common Stock.
“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 12 hereof.
“Unrestricted Shares” means Shares awarded to a Participant by the Committee without any restrictions.
3. Administration. The Plan will be administered by a Committee of the Board, which will consist of three or more members of the Board, each of whom will be an independent director within the meaning of the rules and regulations of NASDAQ, a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, the Committee may delegate to certain executive officers of the Company selected by the Committee the authority to grant Awards to Employees or consultants of the Company or its Affiliates, subject to specified volume limitations and other conditions determined by the Committee. The Committee may not delegate authority to grant Awards to any “Officer,” as such term is defined in Rule 16a-1(f) of the Exchange Act.

A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.
4. Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates, and in the case of consultants, are natural persons who provide services to the Company or any Affiliate, other than in connection with a capital raising transaction or promoting or maintaining a market in the Company's Common Stock.
5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code section 424(a) shall determine the number and Exercise Price of the substitute Options.
6. Shares Subject to Plan and Limitations on Grants. Subject to adjustment by the operation of Section 17 hereof:
(a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is Five Million (5,000,000) Shares.
(b) The maximum number of Shares that may be issued with respect to Incentive Stock Options under the Plan is Five Million (5,000,000) Shares.
(c) Limits on Awards to Individual Participants. The maximum number of Shares that may be granted under the Plan to any Participant in any single calendar year under all forms of Awards will not exceed 400,000 Shares. No Participant may be granted, in any single calendar year, Options and/or Stock Appreciation Rights to purchase more than 400,000 Shares of Common Stock.
(d) The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.
7. General Terms and Conditions of Options.
(a) The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.
(b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company. Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.
8. Exercise of Options.
(a) Except as provided in Section 19 hereof, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 hereof or as otherwise set forth in the Award Agreement, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.
(b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made (i) in cash (including check, bank draft, wire transfer or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) by the delivery of a certificate of ownership in which the Participant certifies ownership of Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price (in which case the Company shall withhold the number of Shares certified from the number delivered pursuant to such exercise), (iv) by payment through a broker under a cashless exercise program implemented by the Company in connection with the Plan, or (v) by any other means determined by the Committee in its sole discretion.
9. Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.
(a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.
(b) If the Continuous Service of a Participant is terminated by the Company for any reason whatsoever, or is terminated by the Participant for any reason other than death, Disability or Retirement, all rights under any Options granted to the Participant will terminate immediately upon the Participant's cessation of Continuous Service.
(c) In the event of the Participant's death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant's cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.
(d) In the event of the Participant's Retirement, all of the Participant's outstanding Options shall vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of Retirement, and in no event after the applicable expiration date of the Options.
(e) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law and in no event after the applicable expiration date of the Options.
10. Restrictive Covenants. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.
11. Incentive Stock Options.
(a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted after the earlier of ten (10) years from the date the Plan, as amended and restated, is approved by the Company's shareholders or the termination date of the Plan as set forth in Section 27 hereof, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant's cessation of Continuous Service for any reason other than death or Disability. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.
(b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.
12. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:
(a) A Stock Appreciation Right may be made part of an Option at the time of its grant or at any time thereafter during the Option term.
(b) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:
(i) the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over
(ii) the aggregate Exercise Price for such number of Shares.
(c) Each Stock Appreciation Right will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable.
(d) Upon exercise of a Stock Appreciation Right, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.
(e) Exercise of a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.
13. Terms and Conditions of Unrestricted Shares and Restricted Shares. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Shares and Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:
(a) At the time of an Award of time-based Restricted Shares, the Committee will establish for each Participant a time-based Restricted Period during which, or at the expiration of which, the Restricted Shares will vest if the Participant remains in Continuous Service. The vesting of Restricted Shares may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles. Subject to paragraph (g) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the time-based restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all time-based restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.
(b) If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement, before the Restricted Shares have vested, a Participant's rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.
(c) If a Participant ceases Continuous Service by reason of death, Disability or Retirement before any time-based Restricted Period has expired, the Restricted Shares will become fully vested.
(d) The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Shares that were earned during the Performance Cycle.
(e) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:
“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Kimball International, Inc. Amended and Restated

2003 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Kimball International, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Kimball International, Inc.”
(f) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.
(g) At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of cash dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the lapsing of the restrictions imposed with respect to the Restricted Shares, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made at the end of the applicable Restricted Period as originally established, and any Committee decision, under paragraph (a) of this Section, to accelerate the lapse of time-based restrictions on Restricted Shares will not accelerate the payment of deferred dividends and accrued interest. In addition, distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Shares.
(h) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (e) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.
(i) No Award of Restricted Shares may be assigned, transferred or encumbered.
14. Terms and Conditions of Restricted Share Units. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Share Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards, which shall be evidenced by an Award Agreement. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Share Units will be subject to the following provisions:
(a) At the time of an Award of Restricted Share Units, the Committee will establish for each Participant the number of shares of Common Stock subject to the Award and any time-based period or periods at which the Award will be paid. Payment of the Award may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles.
(b) If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement before the payment date of any portion of the Restricted Share Units, a Participant's rights with respect to the unvested portion of the Restricted Share Units will terminate.
(c) Subject to Section 25 hereof, if a Participant ceases Continuous Service by reason of death, Disability or Retirement before the vesting and payment date of any time-based portion of the Restricted Share Units, the time-based Restricted Share Units will become fully vested and payable.
(d) Subject to Section 25 hereof, the Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Share Units that were earned during the Performance Cycle.
(e) The Committee shall determine whether payment shall be made in cash, Common Stock, or a combination of the two. Unless the Committee determines otherwise, payment will be equal to the number of Restricted Share Units payable multiplied by (i) the Market Value of a share of Common Stock at the time of vesting, plus (ii) the sum of all dividends credited on a share of Common Stock during the period commencing on the date of the Restricted Share Unit Award and ending on the date of vesting.
(f) Subject to the terms of Section 23 hereof for any Restricted Share Units intended to qualify as performance-based compensation, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, waive in whole or in part any or all remaining time-based restrictions with respect to the Restricted Share Units of a Participant who terminates employment before the Restricted Share Units are fully vested. If the Committee waives any such restrictions, the affected Restricted Share Units will continue to be paid at the time originally established under paragraph (a) of this Section, without acceleration.
(g) Restricted Share Units are not transferable, except that a Participant may designate a beneficiary to receive any amount payable with respect to Restricted Share Units on the Participant's death.

15. Performance Shares and Performance Units.
(a) The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the following business criteria (the “Performance Goals”): (i) Economic Profit; (ii) earnings per share; (iii) return on equity; (iv) return on assets; (v) operating income; (vi) market value per share; (vii) EBITDA; (viii) cash flow; (ix) net income (before or after taxes); (x) revenues; (xi) cost reduction goals; (xii) market share; and (xiii) total return to shareholders.
(b) In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.
(c) As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.
(d) At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum within two and one-half months following the close of the applicable Performance Cycle.
(e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.
(f) If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any Performance Shares or Performance Units that were earned during the Performance Cycle.
16. Exchange Rights.
(a) The Committee, in its sole discretion, may from time to time authorize the grant of Exchange Rights to certain key Employees under the Plan. An Exchange Right will entitle the holder to exchange Shares of Class B common stock for Shares of Class A common stock on a one-for-one basis, subject to such terms and conditions as are established by the Committee.
(b) Each Exchange Right under the Plan shall relate to a specified number of Shares of Class B common stock which may be exchangeable for the same number of Shares of Class A common stock, and shall specify the period or periods for the exercise of the Exchange Right. Upon the exercise of an Exchange Right, the aggregate number of Shares available under the Plan shall be reduced by the number of Shares of Class A common stock issued in exchange for Shares of Class B common stock.
(c) The grant of an Award of Exchange Rights will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee.
(d) If the Participant ceases Continuous Service for any reason before the Participant exercises any Exchange Right (or portion thereof) granted to such Participant, then such Participant will forfeit all rights with respect to any remaining Exchange Right (or portion thereof) existing immediately before such cessation of Continuous Service.
17. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, such adjustments will be made in the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan, the individual limits set forth in Section 6(c) hereof, the number and class of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the Market Value of Shares or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be proportionate and equitable by the Committee to prevent the dilution or enlargement of Awards and to preserve the availability of Shares (or other securities) for future grants under the Plan; provided, however, that the number of Shares subject to any

Award will always be rounded down to a whole number. The Committee's determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 13 hereof. To the extent that any adjustment will affect an Award that constitutes deferred compensation subject to Code section 409A, or that would cause an Award to become deferred compensation subject to Code section 409A, the Committee will adjust the Award in a manner that will not constitute the grant of a new stock right or a change in the form of payment under Code section 409A and its interpretive regulations.
18. Effect of Reorganization. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:
(a) If the Reorganization is a dissolution or liquidation of the Company then (i) the time-based restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11 hereof, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.
(b) If the Reorganization is a merger, share exchange, consolidation or combination, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, such shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates (or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); (iii) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award; and (iv) each holder of Restricted Shares or Restricted Share Units will be entitled to receive such shares or other securities or consideration as the holders of Shares received upon such Reorganization, which, in the case of Restricted Shares will be subject to the restrictions set forth in Section 13 hereof (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing any shares or other securities shall be legended and deposited with the Company in the manner provided in Section 13 hereof.
Despite any other provision of this Section 18 to the contrary, for Awards of Performance Shares, Performance Units, Restricted Shares, or Restricted Share Units that are intended to qualify as performance-based compensation under Code section 162(m), a Reorganization shall not cause accelerated vesting or payment with respect to those Awards unless the Reorganization constitutes a “change of ownership or control” for purposes of Code section 162(m) and its interpretive regulations; and for Awards of Performance Units or Restricted Share Units that constitute “deferred compensation” within the meaning of Code section 409A, a Reorganization shall not cause accelerated payment with respect to those Awards unless the Reorganization constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, within the meaning of Code section 409A and its interpretive regulations.
The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.
19. Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant's immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant's spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.
20. No Implied Rights. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

21. Delivery and Registration of Shares. The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other applicable federal or state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.
22. Income Tax Withholding. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
23. Waiver of Restrictions and Requirements. Notwithstanding any other provision of the Plan, the Committee may permit the lapse or waiver of restrictions with respect to Restricted Share Units or Restricted Shares or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. With respect, however, to Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares that are intended to qualify as performance-based compensation under Code section 162(m), the Committee may not take any action under this Section that will cause those Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares to fail to qualify as performance-based compensation.
24. Termination, Amendment and Modification of Plan, Award Agreements and Awards. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan, any Award Agreement or any outstanding Awards; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, Code section 162(m), or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no such termination, amendment or modification of the Plan, an Award Agreement or an outstanding Award will in any manner adversely affect the Participant without the consent of the Participant to whom the Award was granted or the transferee of the Award.
25. Code Section 409A. The Plan and all Awards will be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award would subject a Participant to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code section 409A standards. A Participant shall not be entitled to payment of a benefit that constitutes “deferred compensation,” within the meaning of Code section 409A, because of the termination of Continuous Service for a reason other than death or Disability, unless that termination constitutes a “separation from service” within the meaning of Code section 409A and its interpretive regulations. If as of the date his or her employment terminates, an Employee is a “specified employee,” within the meaning of Code section 409A, and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee's last day of employment occurs.
26. Recoupment of Awards. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder and (b) any policies adopted by the Company to implement such requirements, all to the extent determined by the Committee in its discretion to be applicable to a Participant. Any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

27. Effective Date and Term of Plan. The Plan, as amended and restated, was approved by the Company's Board of Directors on August 13, 2013, and will become effective on October 15, 2013, upon its approval by the shareholders of the Company at the Company's 2013 Annual Meeting of Share Owners. Unless sooner terminated pursuant to Section 24 hereof, no further Awards may be made under the Plan after December 31, 2018. All Awards granted by the Company under the Plan prior to such termination date shall remain outstanding and shall continue to be subject to the terms of the applicable Award Agreements and the terms and conditions of the Plan as in effect prior to such termination date.
28. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.
29. Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Shares in accordance with Section 13 hereof, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

Adopted by the Board of Directors of
Kimball International, Inc. as of
August 13, 2013, subject to approval
by the Class A Common Stock Shareholders
of Kimball International, Inc.
on October 15, 2013

APPENDIX B

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (the "Company").

Process

The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee's opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.

The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm's independence.

B-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47549
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees

01 Donald D. Charron	02 Douglas A. Habig	03 Geoffrey L. Stringer	04 James C. Thyen	05 Thomas J. Tischhauser
06 Christine M. Vujovich

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2014.	☐	☐	☐

3. Approval of the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If the stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report/10-K is/are available at www.proxyvote.com.
---------------------------------------------------------------------------------------------------------------------------------------------------------
KIMBALL INTERNATIONAL, INC.
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 12, 2013, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 15, 2013, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR THE APPROVAL OF THE KIMBALL INTERNATIONAL, INC. AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47549
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees

07 Jack R. Wentworth

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If the stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report/10-K is/are available at www.proxyvote.com.
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KIMBALL INTERNATIONAL, INC.
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 12, 2013, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 15, 2013, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, EXCEPT FOR KIMBALL RETIREMENT PLAN PARTICIPANTS FOR WHOM, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Continued and to be signed on reverse side